UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 8.01 below is incorporated by reference herein.

Item 8.01 Other Events.

As disclosed in the Current Report on Form 8-K of Viking Energy Group, Inc. (the “Company”), filed on November 20, 2018, on November 19, 2018, the Company closed its private offering of 10% Secured Promissory Notes (the “Notes”), initially maturing August 31, 2019 (the “Maturity Date”), and 5-year warrants (the “Initial Warrants”) entitling the Note holders to purchase 75,000 shares of the Company’s common stock for every $100,000 invested. The Company had the right to extend the Maturity Date of the Notes to August 31, 2020, in exchange for issuing the Note holders an additional 115,000 warrants (5-year term and an exercise price of $0.20/share) for every $100,000 invested.

The Company extended the Notes and issued an additional 17,422,500 warrants (the “Extension Warrants”) in connection with the extension of the Maturity Date of the Notes to August 31, 2020. The exercise price of the Initial Warrants and Extension Warrants (collectively the “Warrants”) was $0.20 per share (the “Exercise Price”).

Effective as of October 31, 2019, all of the Warrant holders consented to reducing the Exercise Price of the Warrants from $0.20 per share to $0.10 per share (the “Adjusted Exercise Price”). There was no obligation for any warrant holder to exercise their Warrants at the Adjusted Exercise Price.

Multiple Warrant holders elected to exercise 20,416,350 Warrants (the “Exercised Warrants”), collectively, at the Adjusted Exercise Price for total consideration of $2,041,635.00, which was satisfied as follows:

(i)	as to $1,860,635.00 of such consideration, the applicable Warrant holders agreed to permit the Company to apply such amount against the principal amount owing by the Company to the Warrant holders under the Notes, thereby reducing the Company’s debt by such amount; and

(ii)	as to $181,000.00 of such consideration, the applicable Warrant holders agreed to pay the consideration to the Company via check or wire transfer.

The 20,416,350 shares of common stock to be issued by the Company to the Warrant holders in connection with the Exercised Warrants were considered sold as of October 31, 2019.

Following the extinguishment of the Exercised Warrants, as noted above, the Company’s total warrants outstanding were reduced from approximately 72,071,690 to 51,655,340.

The sale of the securities described herein were made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, as there was no general solicitation, the Warrant holders were accredited investors, and the issuances did not involve a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: November 4, 2019	By:	/s/ James Doris
Name: James Doris
Title: CEO & Director

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